Exhibit 99.1

Diodes Incorporated Provides Update on Lite-On Semiconductor Acquisition

Plano, Texas – January 08, 2020 – Diodes Incorporated (Nasdaq: DIOD) today provided the following update related to the status of its acquisition of Lite-On Semiconductor (TWSE: 5305) (“LSC”).  Since the announcement of the acquisition on August 8, 2019, all customary closing conditions have been met, including approval by the Lite-On shareholders. In conjunction, Diodes has been working through the final process of securing the required regulatory approvals in both Taiwan and China.

In order to facilitate the review by the relevant Chinese authorities on the share swap transaction between LSC and Diodes Technologies Taiwan Co., Ltd. ("Diodes Taiwan"), on January 8, 2020 LSC held a board meeting where a resolution has been reached to sell 16.5% (9,237,734 shares) of On-Bright Electronics Incorporated (TWSE: 4947, "On-Bright") held by LSC. On the same date, On-Bright also held a board meeting where a resolution has been reached to implement a merger between On-Bright and Euporie Investment Holdings Limited, a wholly-owned subsidiary of Orthosie, in which On-Bright will become the wholly-owned subsidiary of Orthosie post-merger ("On-Bright Merger"). As a result, LSC’s 16.5% shares of On-Bright will be sold to Orthosie for an amount equal to the closing price of On-Bright shares as of the date of the transaction in an after-hours block trade. Following this transaction, LSC’s remaining ownership of On-Bright shares will amount to 14.69%.

Upon completion of the On-Bright Merger, which requires approval by the shareholders' of On-Bright and from relevant competent authorities, LSC’s remaining shares of On-Bright will be exchanged to NTD230 in cash per share as merger consideration on the record date of the On-Bright Merger.  This merger consideration may be subject to adjustment according the merger agreement between Orthosie and On-Bright.

In addition, Diodes today provided an update on the regulatory approvals in both Taiwan and China for the proposed acquisition of LSC by Diodes. Both countries have two anti-trust review procedures – simplified and normal.  Initial submissions to both countries were made in September 2019 under the simplified procedure.  All subsequent requests for information by the respective agencies in October and November were completed by Diodes in a timely manner.  In December of 2019 both countries notified Diodes that due to the complexity of the combined business, the normal filing procedure would be necessary.  Although Diodes had anticipated the process would be more expedient based on the size of the transaction, the normal review procedure has become more common for transactions in China and Taiwan.

Diodes will continue to respond to all additional information requests in a timely manner, but currently expects that the normal filing procedure will likely extend the anti-trust approval process and transaction closing from the original estimate of early in the second quarter to the second half of 2020, but hope the above transaction will help facilitate the timing required for completion of the review process.  Once the final regulatory approvals have been secured, Diodes remains confident the transaction will close as planned.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic, analog, and mixed-signal semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, function-specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors, power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes also has timing, connectivity, switching, and signal integrity solutions for high-speed signals. Diodes’ corporate headquarters and Americas’ sales office are located in Plano, Texas and Milpitas, California. Design, marketing, and engineering centers are located in Plano; Milpitas; Taipei, Taiwan; Taoyuan City, Taiwan; Zhubei City, Taiwan; Manchester, UK; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Manchester and Greenock, UK, and Shanghai, China. Diodes has assembly and test facilities located in Shanghai, Jinan, Chengdu, and Yangzhou, China, as well as in Hong Kong, Neuhaus, and Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; Munich, Germany; and Tokyo, Japan, with support offices throughout the world.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Forward-Looking Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth herein that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include, but are not limited to, the following: the expected benefits of the acquisition, including the acquisition being immediately accretive; the efficiencies, cost savings, revenues, and enhanced product offerings, market position, and design and manufacturing capabilities of Diodes after the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will,” and similar expressions.

Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk of superior acquisition proposal from other parties; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that such expectations may not be met; the risk that the expected benefits of the acquisition may not be realized or that integration of the acquired business may not be as rapid as we anticipate; the risk that Lite-On’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the realization of the accretive effect of the acquisition; the risk that Lite-On’s standards, procedures, and controls will not be brought into conformance within Diodes’ operation; difficulties coordinating Diodes’ and Lite-On’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity, and complexity of Diodes’ operations; difficulties in consolidating facilities and transferring processes and know-how; difficulties in reducing the cost of Lite-On’s business; the diversion of our management’s attention from the management of our business; Diodes may not be able to maintain its current growth strategy or continue to maintain its current performance, costs, and loadings in its manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates, and Diodes’ joint venture prospects; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk that our future outlook or guidance may be incorrect; unfavorable currency exchange rates; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Company Contact:

Diodes Incorporated

Laura Mehrl

Director, Investor Relations

P: 972-987-3959

E: laura_mehrl@diodes.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers, President

P: 949-224-3874

E: lsievers@sheltongroup.com